EXHIBIT 10.47

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the "Agreement) dated as of March 31, 2004, by and among Stonestreet Limited Partnership. (“Stonestreet LP”), Stonestreet Corporation (“Stonestreet Corp.”), Filter International (“Filter”) and Joe Kaufman (“Kaufman”, together with Stonestreet LP, Stonestreet Corp and Filter, the "Sellers") and Longview Fund LP (“Longview”) and “Chen Chien Yeh”, ( together with Longview, the "Buyers").

R E C I T A L S:

A.

Sellers are the owners of 57.5 shares of Series B Convertible Preferred Stock, no par value (the "Preferred Stock") of Diamond Entertainment Corporation, a New Jersey corporation (the "Company"), in the principal amount of $575,000 (or $10,000 per share), and as described on Schedule A hereto, and are desirous of selling such Preferred Stock to Buyers.

B.

Buyers are desirous of purchasing the Preferred stock from Sellers for the purchase price of $575,000 (or $10,000 per share) and as described on Schedule B hereto, subject to the restrictions, acknowledgments and undertakings set forth herein, and Sellers are desirous of selling such Preferred Stock.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which the parties hereto hereby acknowledge, the parties hereto agree as follows:

ARTICLE I
PURCHASE AND SALE OF PREFERRED STOCK

1.1

Sale, Purchase and Issuance of Preferred Stock.  Subject to the terms and conditions set forth in this Agreement, Sellers agree to sell, transfer and convey to Buyers $575,000 in principal amount of Preferred Stock as set forth on Schedule A, and Buyers agree to purchase the Preferred Stock from Sellers.  The Preferred Stock will be allocated to the Buyers in accordance with Schedule B attached hereto.

1.2

Liquidated damages and Accrued Interest .  The sellers, at the closing date of this transaction agree to convert any and all liquidated damages and accrued interest owed them, as set forth on Schedule A, into shares of the Company’s common stock at one share of common stock for each penny ($0.01) owed.

1.3

Termination of Warrants Issued.  The sellers, at the closing date of this transaction agree to cancel and return to the Company the warrants issued to them in conjunction with the Preferred shares (See Schedule C).

1.4

Conversion of preferred Shares.

The Buyers agree to convert the preferred shares upon receipt into commons shares of the Company at a conversion price of $0.01 per common share.

1.5

Consideration.  The purchase price payable by the Buyers to each Seller for the Preferred Stock (the "Purchase Price") is set forth on Schedule D hereto.

1.6

Share Assignment.  The Sellers will assign their shares to the Buyers as set forth on Schedule E hereto.

ARTICLE II
SELLERS' REPRESENTATIONS AND WARRANTIES

Each of Sellers represents, warrants and covenants to each of the Buyers that the following statements are true and correct upon execution of this Agreement and at all times through the Closing Date (as defined in Section 4.1):

2.1

No Violations.  Seller has the full  power and requisite authority to transfer the Preferred Stock as contemplated hereby free and clear and the execution and delivery of this Agreement does not, and the sale of the Preferred Stock hereby is not prohibited and will not (i) result in the imposition of any lien on the Preferred Stock, or (ii) result in the imposition of any lien or encumbrance under, cause the acceleration of any obligation under, or violate or conflict with terms, conditions or provisions of, any note, indenture, security agreement, lease, guaranty, joint venture agreement or other agreement or instrument material to Seller (whether as an original party or as an assignee or successor) or by which Seller is bound.

2.2

Tacking of Holding Period.  Seller (and any company or organization in which each Seller beneficially owns at least a ten percent (10%) interest in such an entity) is not an affiliate of the Company, as that term is defined under the Securities Act of 1933, as amended  (the “Act”) and has never been an affiliate of the Company or any other Seller.   Since the Seller’s are not affiliates of the Company, their holding period should tack onto the shares going to the Buyers.

2.3

Consent to Transfer by the Company.  The Company has consented to the transfer of the Preferred Stock from Sellers to Buyers.

2.4

Valid and Binding.  This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller in accordance with its terms.

2.5

The Preferred Stock.  Each Seller purchased the Preferred Stock from the Company in the principal amounts and on the dates set forth on Schedule A hereto.  The amount of principal and interest outstanding on the Preferred Stock as of the date of this Agreement is set forth on Schedule A hereto.  The Sellers have not and will not waive or otherwise take any action that could reduce or eliminate the Company’s obligations to pay the holder of the Preferred Stock principal, interest, liquidated damages or any other amounts that have accrued from the initial date of issuance of the Preferred Stock.  The Sellers agree not to transfer, sell, convert, assign or take any other action with respect to the disposition of the Preferred Stock other than as set forth in this Agreement.

2.6

All representations, warranties, covenants and agreements of Sellers contained in this Agreement, or in any instrument, certificate, opinion or other writing provided for herein shall be true and correct as of the Closing Date and shall survive the Closing Date.

ARTICLE III
BUYERS' REPRESENTATIONS AND WARRANTIES

Each of the Buyers represents, warrants and covenants to each of the Sellers that the following statements are true and correct upon execution of this Agreement and at all times through the Closing:

3.1

Authority.  Buyer has all necessary authority to execute, perform and carry out the transactions contemplated by this Agreement and all of the other documents contemplated hereby to be executed by Buyer.  This Agreement has been, and each of the other documents as of the Closing will be, duly executed and delivered by Buyer.  This Agreement is, and any other documents when executed and delivered at Closing will be, a valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

3.2

Agreement Will Not Breach Any Contract.  The execution of this Agreement by Buyer and the performance of its obligations hereunder will not violate any contract or any mortgage, indenture or similar agreement or restriction to which Buyer is a party or by which Buyer is bound.

3.3

Securities Law Matters.

Buyer is aware that the Preferred Stock which it is purchasing pursuant to this Agreement are being sold by Seller to it without registration under the Securities Act of 1933, as amended (the "Act"), in reliance upon one or more exemptions from the Act.  Buyer understands that there are substantial restrictions on transfers of the Preferred Stock, including a restriction against transfer without registration under federal and state securities laws or an exemption therefrom; however, Buyer also understands that the shares of Common Stock which the Company will issue upon conversion of the Preferred Stock have not been registered for issuance by the Company.

(a)

Buyer is a sophisticated investor and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Preferred Stock and is an accredited investor as that term is defined in Rule 501 of Regulation D, promulgated under the Act.

(b)

The Preferred Stock to be purchased hereby by Buyer are being purchased solely for its own account for investment and are not being purchased with a view to or for the resale, distribution (as the term "distribution" is used in Section 2(11) of the Act), subdivision or fractionalization thereof.

(c)

Buyer has access to the filings made by the Company and available on the EDGAR website of the Securities and Exchange Commission.   Buyer has had an opportunity to ask questions of and receive answers from the Company that, in the opinion of Buyer, are necessary to evaluate the merits and risk of an investment in the Preferred Stock.

(d)

All representations, warranties, covenants and agreements of Buyer contained in this Agreement, or in any instrument, certificate, opinion or other writing provided for herein shall be true and correct as of the Closing and shall survive the Closing.

ARTICLE IV
DELIVERY OF DOCUMENTS

4.1

Closing Date.  The Closing shall take place by the tender within ten days of the date hereof to Buyers from Sellers of the Preferred Stock to be purchased hereunder reissued in Buyer’s names in the amounts set forth on Schedule B hereto, and to Sellers from Buyers of a wire transfer, or certified or cashier’s check in the full amount of the Purchase Price payable to the Sellers in the amounts set forth on Schedule B, such date being the Closing Date.

ARTICLE V
MISCELLANEOUS

5.1

Governing Law.  This Agreement is made in, and shall be governed by, and enforced in accordance with the laws of the State of California without reference to its conflict of laws provisions.  The parties agree that the courts sitting in the Southern District of California,  Los Angeles, shall have the exclusive jurisdiction over them for purposes of any actions arising out of or as a result of this Agreement.

5.2

Assignment; Binding Agreement.  This Agreement may not be assigned by any party hereto without the prior written consent of the other parties.  This Agreement shall be binding upon and inure to the benefit of the respective successors, legal representatives, heirs and assigns of the parties.

5.3

Entire Agreement.  This Agreement and the other documents delivered hereto constitute the entire understanding of the parties with respect to the subject matter hereof and may be modified only by an agreement in writing signed by the parties.

5.4

Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner so as to be effective and valid under applicable law.  If any provision of this Agreement shall be unenforceable or invalid under such law, such provision shall be ineffective only to the extent and for the duration of such enforceability or invalidity, and the remaining substance of such provision and all other remaining provisions of this Agreement shall continue to be binding and in full force and effect.

5.5

Waiver of Breach.  No waiver of a breach of any provision of this Agreement by any party shall be effective unless made expressly in writing and no such waiver shall constitute or be construed as a waiver by such party of any future breach of the same or any other provisions of this Agreement.

5.6

Counterparts.  This Agreement may be executed and delivered by facsimile in two or more counterparts, each of which shall be an original document and all of which together shall constitute a single binding agreement.

5.7

Captions.  The captions and numbers of the various sections hereof are included for convenience of reference only and do not in any way affect the meaning or interpretation of the substantive provisions hereof.

5.8

Conflicts.  The parties each acknowledge that each of them has been advised by Owen Naccarato, Esq. of Naccarato & Associates, to obtain independent counsel to represent them in the transactions contemplated in this Agreement, and that said law firm has not represented any of such individuals in connection with this Agreement or any of the transactions contemplated herein.  The undersigned acknowledge that the Company may request that certain services performed by it be billed to the parties, and that such invoicing shall not be deemed to constitute representation of such parties.

5.9

Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each Seller and Buyer will be entitled to specific performance under this Agreement.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.10

Notices.   All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be as follows:

If to Sellers, to:

STONESTREET LIMITED PARTNERSHIP

C/o Canaccord Capital Corporation, 320 Bay Street, Suite 1300 Toronto, Ontario M5H 4A6, Canada

Fax: (416) 956-8989

STONESTREET CORPORATION

C/o Canaccord Capital Corporation, 320 Bay Street, Suite 1300 Toronto, Ontario M5H 4A6, Canada

Fax: (416) 956-8989

FILTER INTERNATIONAL

C/o Bi-Coastal Consulting Corporation

25 Longview Court

Hillsborough, California  94010

Fax: (650) 343-2506

JOE KAUFMAN

_______________________

_______________________

_______________________

Fax No.: 011 972 265 36 272

With a copy to:

If to the Company, to:

DIAMOND ENTERTAINMENT CORPORATION

800 Tucker Lane

Walnut, California 91789

Fax: (909) 869-1990

With a copy to:

Owen M. Naccarato, Esq.

Naccarato & Associates

19600 Fairchild, Suite 260

Irvine, CA 92614

Fax: (949) 851-9262

If to the Buyers, to:

The addresses and fax numbers indicated on

Schedule B hereto.

With a copy to:

Owen M. Naccarato, Esq.

Naccarato & Associates

19600 Fairchild, Suite 260

Irvine, CA 92614

Fax: (949) 851-9262

5.11

Survival of Representations.

 All representations, warranties, covenants and agreements made by any party to this Agreement shall be true and correct as of the Closing and shall survive the execution, delivery and consummation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

SELLERS:

STONESTREET LIMITED PARTNERSHIP

By:

/S/   M.

Finkelstein

STONESTREET CORPORATION

By:

 /S/   M. Finkelstein

FILTER INTERNATIONAL

By:

/S/   Al Davis

JOE KAUFMAN

By:

/S/   Joe Kaufman

BUYERS:

LONGVIEW FUND LP

By:

/S/   Michael Rudolph

Title:

Chen Chien Yeh

By:

/S/   Chen Chien Yeh

Title:

SCHEDULE A

PREFERRED STOCK

ISSUE DATE	Holder	Original Principal Amount	Current Principal Amount	Liquidated Damages	Accrued Interest	Original Preferred Shares	Current Preferred Shares
11/16/01	Stonestreet Limited Partnership	$350,000	$345,000	$67,205.00	$41,772.33	35	34.5
11/16/01	Stonestreet Corporation	$ 30,000	$ 30,000	$ 5,800.00	$3,600	3	3
11/16/01	Filter International	$ 150,000	$ 150,000	$29,000.00	$18,000.00	15	15
11/16/01	Joe Kaufman	$ 50,000	$ 50,000	$ 9,666,67	$6,000.00	5	5
			$ 575,000	$ 111,671.67	$69,372.33	58	57.5

SCHEDULE B

PURCHASE PRICE

BUYER	PURCHASE PRICE PAYABLE	ALLOCATION OF 11/16/01 Preferred Shares	Share Value
Longview Fund, LP 1325 Howard Avenue, #422 Burlingame, CA 94010, Fax: (650) 343-2506	$ 225,000	22.5	$ 225,000
Chen Chien Yeh 1801, May Tower 1 No. 7, May Rd. Hong Kong	$ 350,000	35.0	$ 350,000
	$ 575,000	57.5	$ 575,000

Purchase Price payable to Stonestreet Limiter partnership

$345,000

Purchase Price payable to Joe Kaufman

$  50,000

Purchase Price payable to Filter International

$150,000

Purchase Price payable to Stonestreet Corporation

$  30,000

SCHEDULE C

WARRANTS ISSUED AND WAIVED

Stonestreet Limited Partnership	5,250,000
Stonestreet Corporation	450,000
Filter International	2,250,000
Joe Kaufman	750,000

SCHEDULE D

PAYMENT ALLOCATION SCHEDULE

BUYER	Stonestreet Limited Partnership	Stonestreet Corporation	Filter International	Joe Kaufman
Longview Fund, LP 1325 Howard Avenue, #422 Burlingame, CA 94010, Fax: (650) 343-2506			$150,000
Longview Fund, LP 1325 Howard Avenue, #422 Burlingame, CA 94010, Fax: (650) 343-2506		$ 30,000
Longview Fund, LP 1325 Howard Avenue, #422 Burlingame, CA 94010, Fax: (650) 343-2506	$ 45,000
Chen Chien Yeh 1801, May Tower 1 No. 7, May Rd. Hong Kong	$300,000
Chen Chien Yeh 1801, May Tower 1 No. 7, May Rd. Hong Kong				$ 50,000
	$ 345,000	$ 30,000	$ 150,000	$ 50,000

SCHEDULE E

SHARE ASSIGNMENT SCHEDULE

BUYER	Stonestreet Limited Partnership	Stonestreet Corporation	Filter International	Joe Kaufman
Longview Fund, LP 1325 Howard Avenue, #422 Burlingame, CA 94010, Fax: (650) 343-2506			15 shares
Longview Fund, LP 1325 Howard Avenue, #422 Burlingame, CA 94010, Fax: (650) 343-2506		3 shares
Longview Fund, LP 1325 Howard Avenue, #422 Burlingame, CA 94010, Fax: (650) 343-2506	4.5 shares
Chen Chien Yeh 1801, May Tower 1 No. 7, May Rd. Hong Kong	30 shares
Chen Chien Yeh 1801, May Tower 1 No. 7, May Rd. Hong Kong				5 shares
	34.5 shares	3 shares	15 shares	5 shares